UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2022

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Brickell Key Drive, Suite 300, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on April 21, 2022, ShiftPixy, Inc. (the “Company”) received a letter from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company that it did not comply with Nasdaq’s Listing Rule 5550(b)(1) that requires the Company to (i) maintain a minimum of $2,500,000 in stockholders’ equity for continued listing or (ii) meet the alternatives of minimum market value for listed securities or net income from continuing operations. On October 3, 2022, the Company received a letter from the Staff notifying the Company that the Staff has determined that the Company has regained compliance with Listing Rule 5550(b) in that, for the last 21 consecutive business days, from September 1 through September 30, 2022, the Company’s market value of listed securities has been above $35,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: October 3, 2022	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer